FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/13/2023

Work Order Item Number:	W2023121301548-3336521
Filing Number:	20233692664
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	12/13/2023 9:46:00 AM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E36926652023-1

Entity Name: REDHAWK ACQUISITION 1 CORP.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E36926652023-1
FVAguilar	Filing Number 20233692664
Secretary of State State Of Nevada	Filed On 12/13/2023 9:46:00 AM
	Number of Pages 4

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

REDHAWK ACQUISITION I CORP.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

National Registered Agents, Inc.
Name of Registered Agent **OR** Title of Office or Position with Entity

701 S. Carson Street, Suite 200 | Carson City | Nevada | 89701
Street Address | City | | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

x Ashley Greene
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

12/01/2023
Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Neil Reithinger — Name; USA — Country
14201 N. Hayden Rd., Suite A-1 — Street Address; Scottsdale — City; AZ — State; 85260 — Zip/Postal Code

2) Alexander Walsh — Name; USA — Country
14201 N. Hayden Rd., Suite A-1 — Street Address; Scottsdale — City; AZ — State; 85260 — Zip/Postal Code

3) Name; Country
Street Address; City; State; Zip/Postal Code

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	Any and all under the laws of Nevada.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: ______ Par value: $ ______ Number of Common shares with Par value: 250,000,000 Par value: $ 0.0010000000 Number of Preferred shares with Par value: 10,000,000 Par value: $ 0.0010000000 Number of shares with no par value: ______ If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Alexander Walsh — Country: USA Address: 14201 N. Hayden Rd., Suite A-1 — City: Scottsdale — State: AZ — Zip/Postal Code: 85260 X [signature] (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Neil Reithinger – President & Treasurer
14201 N. Hayden Road, Suite A-1 Scottsdale, AZ 85260

Alexander Walsh – Secretary
14201 N. Hayden Road, Suite A-1 Scottsdale, AZ 85260

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
REDHAWK ACQUISITION I CORP.

THE UNDERSIGNED, acting as an officer of a corporation under the Nevada Business Corporation Act, adopt(s) the following Articles of Incorporation for such Corporation.

ARTICLE I – NAME

The name of the RedHawk Acquisition I Corp.

ARTICLE II - AGENT

Its registered agent for services of process is: National Registered Agents, Inc. – 701 S. Carson Street, Suite 200, Carson City, NV 89701

ARTICLE III - PURPOSE

The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the Corporation shall be perpetual.

ARTICLE IV - STOCK

The aggregate number of shares which the corporation shall have authority to issue shall consist of 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, each having a $0.001 par value. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock, without limitation, includes a determination of the following: (a) the number of shares to constitute the series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, (e) the voting rights, if any, which may be full, special, conditional, or limited, (f) whether the shares will be convertible or exchangeable into other securities of the corporation, and the rates thereof, if any, (g) any limitations on the payment of dividends while any series is outstanding, (h) any other provisions that are not inconsistent with the Articles of Incorporation, and (i) any other preference, limitations, or rights that are permitted by law.

ARTICLE V – DIRECTORS

Members of the governing board of the Corporation are directors and the number of directors constituting the Board of Directors of this Corporation shall be not less than One (1) and not more than Seven (7) persons. Unless otherwise provided in the Bylaws, the number of directors can be determined by the Board of Directors. The name and address of the persons who will serve as directors until any successor is elected and qualifies, are:

Neil Reithinger – President, Treasurer & Director
Alexander Walsh – Secretary & Director
14201 N. Hayden Road, Suite A-1
Scottsdale, AZ 85260

ARTICLE VI - LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except to the extent provided by applicable law.

ARTICLE VII - CONTROL SHARE ACQUISITIONS

The provisions of NRS 78.378 to 78.3793 regarding control share acquisitions do not apply to the Corporation.

ARTICLE VIII – COMBINATIONS WITH INTERESTED STOCKHOLDERS

The provisions of NRS 78.411 to 78.444 regarding combinations with interested stockholders do not apply to the Corporation.

ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another corporation or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding to the full extent permitted by law.

ARTICLE X – BYLAWS

The Bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, except as otherwise provided in the Bylaws.

Under penalties of perjury, I declare these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

Neil Reithinger
President

Date: December 12, 2023

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **REDHAWK ACQUISITION I CORP.** did, on 12/13/2023, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/13/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate
Number: B202312134192326
You may verify this certificate online at http://www.nvsos.gov

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/13/2023

Work Order Item Number:	W2023121301548-3336522
Filing Number:	20233692679
Filing Type:	Initial List
Filing Date/Time:	12/13/2023 9:46:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E36926652023-1

Entity Name: REDHAWK ACQUISITION 1 CORP.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

RedHawk Acquisition I Corp.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E36926652023-1
FVAguilar	Filing Number 20233692679
Secretary of State State Of Nevada	Filed On 12/13/2023 9:46:00 AM
	Number of Pages 2

[X] Corporation

- [ ] This corporation is publicly traded, the Central Index Key number is: ______

[ ] Nonprofit Corporation (see nonprofit sections below)

[ ] Limited-Liability Company

[ ] Limited Partnership

[ ] Limited-Liability Partnership

[ ] Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership)

[ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

[ ] 001 - Governmental Entity

[ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number ______

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

[ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

[ ] Unit-owners' Association   [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box
Does the Organization intend to solicit charitable or tax deductible contributions?

[ ] No – no additional form is required

[ ] Yes – the "Charitable Solicitation Registration Statement" is required.

[ ] The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required

**** Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: President

Name: Neil Reithinger			Country: USA	
Address: 14201 N. Hayden Rd., Suite A-1	City: Scottsdale	State: AZ	Zip/Postal Code: 85260	

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: Secretary

Name: Alexander Walsh			Country: USA	
Address: 14201 N. Hayden Rd., Suite A-1	City: Scottsdale	State: AZ	Zip/Postal Code: 85260	

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: Treasurer

Name: Neil Reithinger			Country: USA	
Address: 14201 N. Hayden Rd., Suite A-1	City: Scottsdale	State: AZ	Zip/Postal Code: 85260	

CORPORATION, INDICATE THE DIRECTOR:

Name:			Country:	
Address:	City:	State:	Zip/Postal Code:	

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED.*

Title: President

Date: 12/12/2023

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

REDHAWK ACQUISITION I CORP.

Nevada Business Identification # NV20232975326
Expiration Date: 12/31/2024

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/15/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202312154198608
You may verify this certificate online at http://www.nvsos.gov